UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                         AUGUST 1, 2008 (JULY 29, 2008)
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                         COMPETITIVE TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                                    --------
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

                           1-8696          36-2664428
                           ------          ----------
         (COMMISSION FILE NUMBER)     (IRS EMPLOYER IDENTIFICATION NO.)


          777 COMMERCE DRIVE, SUITE 100, FAIRFIELD, CONNECTICUT 06825
          -----------------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)

                                 (203) 368-6044
                                 --------------
              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                      N/A
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.01    ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT.

On July 29, 2008, we signed an agreement granting Excel Life Sciences, Inc. exclusive distribution rights in India for our pain management therapy device.

On July 29, 2008, Competitive Technologies, Inc. issued the following press release:

COMPETITIVE TECHNOLOGIES SIGNS AGREEMENT
FOR DISTRIBUTION IN INDIA OF PAIN MANAGEMENT DEVICE

Fairfield, CT - (July 29, 2008) - Competitive Technologies, Inc. (AMEX: CTT) announced today that it has signed an agreement with Excel Life Sciences, Inc.
(ELS) granting them exclusive distribution rights in India for CTT's pain management therapy device. The device is a non-invasive method for rapid treatment of high-intensity oncologic and neuropathic pain, including pain resistant to morphine and other drugs. The European Union's Medical Device CE certification allows the device to be registered for sales in India.

ELS is a U.S.-based, India-focused provider of clinical research and healthcare services. They also have a special focus on improving patient care in the markets in which they operate. ELS has a fully-owned Indian subsidiary with its main office in New Delhi, with 16 operational locations serving a network of over 700 hospitals across India.

"ELS will be a strong, strategic partner for CTT in the important Indian market," said Aris D. Despo, CTT's Executive VP, Business Development. "India's $1.75 billion medical device market, supported by its growing middle and upper classes of over 150 million people, represents a significant opportunity for sales of our innovative pain management technology."

"Over four million people in India suffer from severe cancer, neuropathic pain and other forms of chronic disabling pain. We expect this pain management device to usher in a paradigm shift in perception and treatment of pain. This device will go a long way in reducing dependence on narcotic analgesics, and improving quality of life for millions of patients," said Dr. Vijay Kumar, ELS' President and Chief Medical Officer.

Developed in Italy by CTT's client, Prof. Giuseppe Marineo, the device was brought to CTT through the efforts of Prof. Giancarlo Elia Valori of the Italian business development group, Sviluppo Lazio S.p.A., and assistance from the Zangani Investor Community. The device, with a biophysical rather than a biochemical approach, uses a multi-processor able to simultaneously treat multiple pain areas by applying surface electrodes to the skin. CTT has exclusive worldwide rights to the therapy device. CTT partner GEOMC Co., Ltd. of Korea, is producing the device commercially for worldwide distribution.

Mohit Mehrotra, ELS's Founder and Chief Operating Officer, commented, "We are proud to work with CTT to bring this important device and progressive medical technology to India. Our extensive knowledge about healthcare in India, along with a large network of research hospitals and clinics, helps us understand the expectations and needs of both patients and healthcare providers. This device will revolutionize pain management for both constituents."

The device has been used on over 2,300 patients in seven hospitals in Europe, including the Pain Management Center at Tor-Vergata University Medical Center in Rome (http://www.ptvonline.it/uo_ter_ant_ing.asp).

CTT has filed for FDA 510(k) medical device authorization for U.S. sales, as well as seeking approval for sales in other countries. CTT is currently in the process of selecting distributors from a targeted list of companies representing the U.S. and global markets in Europe, Asia and Latin America. Revenue is expected to grow in succeeding years as global market penetration increases. CTT expects revenues to be approximately $20 million per year, as the device attains mature market levels.

"We believe that revenue and profits from the pain management technology will dramatically exceed those produced by any other technology in our 40-year history," said John B. Nano, CTT's Chairman, President and CEO. "There is exciting potential for its success in the global pain management market; a market estimated to reach $40 billion by 2010."

Mr. Nano continued, "This is another example of a CTT technology being at the forefront of the paradigm shift to treat individuals with integrative medicine, combining traditional and holistic medicine. CTT's management team is focused on creating value from technologies, restoring stockholder value by signing new license agreements. In addition to the pain management therapy, we are aggressively marketing the breast cancer detection test, MC Square stress reduction device (www.relaxmc.com), UAD surgical prosthetics, and solar technologies to drive revenue growth, improve profitability and create shareholder value. Our full technology portfolio may be viewed on our website."

About Excel Life Sciences, Inc.

ELS is a U.S.-based, India-focused provider of comprehensive clinical research and healthcare services, helping to advance science and improve patient care. ELS is a privately-owned Delaware corporation, with 16 operational locations across India and a network of approximately 1,000 physicians serving over 700 hospitals. ELS has U.S. offices in Boston, Chicago, and Durham, N.C. Its success is built around passionate and experienced individuals working alongside clients to accelerate clinical research and deliver new drugs and medical devices to the markets, while maintaining the highest standards of quality. ELS is committed to improving and expanding the clinical research enterprise in India. Visit ELS's website: www.ExcelLifeSciences.com

About Competitive Technologies, Inc.

Competitive Technologies, established in 1968, is a full service technology transfer and licensing provider focused on the technology needs of its customers and transforming those requirements into commercially viable solutions. CTT is a global leader in identifying, developing and commercializing innovative technologies in life, electronic, nano, and physical sciences developed by universities, companies and inventors. CTT maximizes the value of intellectual assets for the benefit of its customers, clients and shareholders. Visit CTT's website: www.competitivetech.net

Statements made about our future expectations are forward-looking statements and subject to risks and uncertainties as described in our most recent Annual Report on Form 10-K for the year ended July 31, 2007, filed with the SEC on October 29, 2007, and other filings with the SEC, and are subject to change at any time. Our actual results could differ materially from these forward-looking statements. We undertake no obligation to update publicly any forward-looking statement.

Direct inquiries to:     Johnnie D. Johnson, IR Services, LLC
Tel: 860 434 2465        E-mail: jdjohnson@corpirservices.com


ITEM  9.01    FINANCIAL  STATEMENTS  AND  EXHIBITS.

(d)  Exhibits.

10.1     Master Distribution Agreement - Pain Device - ELS, dated July 29, 2008

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   COMPETITIVE TECHNOLOGIES, INC.
                                     (Registrant)

Dated: August 1, 2008              By:\s\ Johns B. Nano
                                   --------------------
                                   John B. Nano
                                   Chairman and Chief Executive Officer